UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2016

CEB Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2016, Thomas L. Monahan, III notified CEB Inc. (“CEB”) that he intends to step down from his positions as Chairman and Chief Executive Officer of CEB, and, as part of the Company’s succession planning process, Mr. Monahan and CEB entered into a Transition Agreement to provide for a smooth transition of his responsibilities.

The Transition Agreement provides that Mr. Monahan will remain an employee of CEB through June 30, 2017 or such later date as he and CEB may mutually agree (the “Transition Period”), except that CEB may earlier terminate his employment for “cause” (as defined in his Executive Severance Agreement) and his employment will earlier terminate in connection with his death or disability.  Mr. Monahan will remain as CEB’s Chairman and Chief Executive Officer until the earlier of the end of the Transition Period or when a new Chief Executive Officer assumes office.  Following the employment of a new Chief Executive Officer and through the end of the Transition Period, Mr. Monahan will perform such services as reasonably requested by the new Chief Executive Officer or the Board of Directors.

Mr. Monahan will continue to be paid his base salary through the Transition Period, will receive a 2016 bonus determined in the ordinary course, and will continue to be eligible to vest in his outstanding equity awards through the end of the Transition Period.  Mr. Monahan also will be eligible to receive a prorated annual target bonus for 2017 (his target bonus is 100% of his base salary of $920,000), based on the number of days he is employed in 2017 (but in no event based on less than 181 days of employment).  Mr. Monahan will not receive an equity award grant in 2017 and his equity awards that do not vest prior to the end of the Transition Period will be forfeited.

In addition, Mr. Monahan and CEB agreed that he will be subject to expanded noncompetition and non-solicitation obligations that will run for three years following the Transition Period.  Mr. Monahan will receive an aggregate of $3 million in connection with these expanded obligations, which provide CEB greater protections than the Agreement Concerning Exclusive Services, Confidential Information, Business Opportunities, Non-Competition, Non-Solicitation, and Work Product that Mr. Monahan signed in 1997.  The Transition Agreement also includes a mutual release of claims and other standard provisions.

The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Board of Directors has commenced a search process to identify and hire Mr. Monahan’s successor.

Item 7.01. Regulation FD Disclosure.

On August 31, 2016, the Company issued a press release announcing the transition agreement as described above under Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement between CEB and Thomas L. Monahan III, dated August 30, 2016.
99.1	CEB Inc.’s Press Release Regarding the Transition Agreement for Thomas Monahan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEB Inc.
(Registrant)
Date: August 31, 2016

	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Transition Agreement between CEB and Thomas L. Monahan III, dated August 30, 2016.
99.1	CEB Inc.’s Press Release Regarding the Transition Agreement for Thomas Monahan.